Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Hilary Ginsberg	NYSE: AMTG
(212) 822-0767

APOLLO RESIDENTIAL MORTGAGE, INC. REPORTS

SECOND QUARTER 2015 FINANCIAL RESULTS

New York, NY, August 5, 2015 - Apollo Residential Mortgage, Inc. (the “Company”) (NYSE: AMTG) today reported financial results for the quarter ended June 30, 2015.

“AMTG produced strong operating earnings during the second quarter amidst a backdrop of heightened volatility throughout the global fixed income markets,” said Michael Commaroto, Chief Executive Officer and President of the Company. “The increase in AMTG’s operating earnings per share of common stock primarily reflects the growth in the Company’s credit focused investments, coupled with the improvement in yield and decline in funding costs for non-Agency RMBS. While AMTG’s financial performance was strong, the Company’s book value was negatively impacted by interest rate movements and spread widening in the fixed income market. We continue to focus on optimizing the Company’s investment portfolio and expanding AMTG’s credit related investment initiatives.”

Second Quarter 2015 Financial Highlights

•	Net loss allocable to common stock and participating securities of $13.5 million, or $(0.43) per basic and diluted share of common stock;

•	Operating earnings(1) of $18.0 million, or $0.56 per share of common stock;

•	Declared a $0.48 dividend per share of common stock for the quarter.

Second Quarter 2015 Other Highlights

•	Book value per share of common stock of $18.31 at June 30, 2015, as compared to book value per share of common stock of $19.21 at March 31, 2015;

•	$3.4 billion residential mortgage backed securities (“RMBS”) portfolio consisted of Agency RMBS with an estimated fair value of $2.0 billion and non-Agency RMBS with an estimated fair value of $1.4 billion;

•	RMBS, securitized mortgage loans and other credit investment portfolio had a 2.94% effective net interest rate spread and a 16.98% effective levered asset yield at June 30, 2015(1);

•	Quarter-end leverage multiple of 4.2x;

•	$20.5 million outstanding on warehouse line receivable, $18.0 million of legal title to real estate subject to bond-for-title contracts (“BFT Contracts”) and $5.7 million of mortgage loans outstanding associated with the Seller Financing Program(2) at June 30, 2015;

•	Increased net positions in Agency risk sharing securities and small-balance commercial mortgage backed securities (“SBC-MBS”) by $33.8 million and $19.0 million, respectively.

(1)	Reflects a “non-GAAP” financial measure (i.e., a measure that is not calculated in accordance with U.S. Generally Accepted Accounting Principles). See “Reconciliations of Non-GAAP Financial Measures” in this press release.
(2)	The “Seller Financing Program” refers to the initiative whereby the Company provides funding through a warehouse line to a third-party to finance the acquisition and improvement of single-family homes. Once the homes are improved, they are marketed for sale, with the seller providing financing to the buyer in the form of a mortgage loan or a BFT Contract. The mortgage loans and BFT Contracts may be purchased by the Company or by an unrelated third party from the counterparty, at which time the associated balance on the warehouse line is repaid.

Portfolio Summary (Table 1)

The following table sets forth additional detail regarding the Company’s RMBS, other investment securities and securitized mortgage loans as of June 30, 2015:

	Principal Balance	Premium/ (Discount), Net(1)	Amortized Cost (2)	Estimated Fair Value	Unrealized Gain/ (Loss), net	Weighted Average Coupon	Estimated Weighted Average Yield (3)
($ amounts in thousands)
Agency pass-through RMBS 30-Year Mortgages:
ARM-RMBS	$242,852	$17,082	$259,934	$258,956	$(978)	2.32%	1.32%
3.5% coupon	535,705	26,431	562,136	552,325	(9,811)	3.50%	2.79%
4.0% coupon	1,091,238	70,120	1,161,358	1,159,433	(1,925)	4.00%	3.02%

	1,869,795	113,633	1,983,428	1,970,714	(12,714)	3.64%	2.74%

Agency IO (4)	—	—	55,388	57,218	1,830	2.34%	7.63%

Agency Inverse IO(4)	—	—	17,610	17,621	11	6.65%	13.63%

Total Agency securities	1,869,795	113,633	2,056,426	2,045,553	(10,873)	3.46%	2.96%

Non-Agency RMBS	1,574,086	(259,667)	1,314,419	1,378,265	63,846	1.54%	6.40%

Total RMBS	$3,443,881	$(146,034)	$3,370,845	$3,423,818	$52,973	2.72%	4.30%

Securitized Mortgage Loans	$221,738	$(51,194)	$170,544	$178,904	$8,360	6.19%	9.04%

Other Investment Securities	$161,464	$(9,333)	$152,131	$149,801	$(2,330)	2.36%	5.56%

Total	$3,827,083	$(206,561)	$3,693,520	$3,752,523	$59,003	2.88%	4.57%

(1)	A portion of the purchase discount on non-Agency RMBS is not expected to be recognized as interest income, and is instead viewed as a credit discount. At June 30, 2015, the Company’s non-Agency RMBS had gross discounts of $263,710, which included credit discounts and other-than-temporary impairments (“OTTI”) of $70,185. At June 30, 2015, the Company’s SBC-MBS had gross discounts and OTTI of $8,231.
(2)	Amortized cost is reduced by allowances for loan losses on the Company’s securitized mortgage loans and unrealized losses that are classified as OTTI on the Company’s investment securities.
(3)	The estimated weighted average yield at the date presented incorporates estimates for future prepayment assumptions and forward interest rate assumptions on all RMBS and loss assumptions on non-Agency RMBS.
(4)	Agency IO and Agency Inverse IO are interest only (“IO”) and inverse IO securities, respectively, that receive some or all of the interest payments, but no principal payments, made on a related series of Agency RMBS, based on a notional principal balance. The notional principal balance is used to determine interest distributions on interest-only classes of securities. At June 30, 2015, the Company’s investments in Agency IO had a notional balance of $535,261 and the Company’s investments in Agency Inverse IO had a notional balance of $85,217.

As of June 30, 2015, the average cost basis of the Company’s Agency RMBS pass-through portfolio was 106.1% of par value and the average cost basis of the Company’s non-Agency RMBS portfolio was 83.5% of par value.

The Agency RMBS pass-through portfolio experienced prepayments at an average one month constant prepayment rate (“CPR”) for the quarter ended June 30, 2015 of 8.4%. Including Agency IOs and Agency Inverse IOs, the Agency RMBS portfolio experienced prepayments at an average one month CPR of 8.6% for the quarter ended June 30, 2015.

Other Investments (Table 2)

The following table sets forth the Company’s other investments at June 30, 2015:

($ amounts in thousands)	Carrying Value
Warehouse line receivable	$20,464
Real estate subject to BFT Contracts, net of accumulated depreciation(1)(2)	17,960
Mortgage loans purchased through Seller Financing Program	5,665

Total Other Investments	$44,089

(1)	Reflects legal title to real estate subject to BFT Contracts at June 30, 2015, which had an aggregate principal balance of $18,186 with a weighted average interest rate of 8.35%.
(2)	Net of $226 of accumulated depreciation.

Portfolio Financing

At June 30, 2015, the Company had master repurchase agreements with 23 counterparties and had outstanding repurchase borrowings with 17 counterparties totaling approximately $3.2 billion.

(Table 3)

The following table sets forth information about the Company’s borrowings at June 30, 2015:

($ amount in thousands)	Balance	Weighted Average Contractual Borrowing Rate	Weighted Average Remaining Maturity (days)
Securities Financed:
Agency RMBS	$1,868,994	0.38%	21
Non-Agency RMBS(1)	1,189,357	1.88	162
Other investment securities	119,328	1.76	173

Total	$3,177,679	1.00%	79

(1)	Includes $93,602 of repurchase borrowings collateralized by $128,933 of non-Agency RMBS that were eliminated from the Company’s consolidated balance sheet in consolidation with the variable interest entities associated with the Company’s securitization transactions. These borrowings are indirectly collateralized by the Company’s securitized mortgage loans.

(Table 4)

The Company’s derivative instruments consisted of the following at June 30, 2015:

($ amounts in thousands)	Notional Amount	Estimated Fair Value
Swaps – assets	$957,000	$8,528
Swaptions – assets	1,065,000	9,089
Swaps – (liabilities)	730,000	(8,641)
Short TBA Contracts – (liabilities)	200,000	(95)

Total derivative instruments	$2,952,000	$8,881

(Table 5)

The following table summarizes the weighted average fixed-pay rate and weighted average maturity for the Company’s Swaps at June 30, 2015:

Term to Maturity ($ amount in thousands)	Notional Amount	Weighted Average Fixed Pay Rate	Weighted Average Maturity (years)
More than one year up to and including three years	$1,109,000	1.06%	2.0
More than three years up to and including five years	14,000	1.51	4.7
More than five years	564,000	2.15	7.5

Total	$1,687,000	1.43%	3.9

(Table 6)

At June 30, 2015, the Company’s Swaptions had an aggregate notional amount of $1.1 billion and a weighted average fixed pay rate of 3.11%. The following table presents information about the Company’s Swaptions at June 30, 2015:

($ amounts in thousands)	Option		Underlying Swap
Fixed-Pay Rate for Underlying Swap	Fair Value	Weighted Average Months Until Option Expiration	Notional Amount	Weighted Average Swap Term (Years)	Weighted Average Fixed-Pay Rate
2.34 – 2.75%	$678	6.7	$100,000	5.0	2.34%
2.76 – 3.00%	6,093	7.3	425,000	10.0	2.93%
3.01 – 3.25%	1,714	11.4	125,000	10.0	3.24%
3.26 – 3.50%	604	4.3	265,000	10.0	3.31%
3.51 – 3.68%	—	0.2	150,000	10.0	3.64%

Total	$9,089	6.0	$1,065,000	9.5	3.11%

Estimated Taxable Income

The Company’s taxable income may vary significantly on a quarterly basis. Estimated taxable income for the quarter ended June 30, 2015 was $0.33 per share of common stock, or $0.23 lower than the Company’s operating earnings per share of common stock. This difference primarily reflects estimated tax to GAAP timing differences associated with discount accretion on certain non-Agency RMBS. These fluctuations primarily are attributable to changes in cash flows on the Company’s locked-out non-Agency RMBS, which impacts the timing of market discount accretion the Company recognizes for tax purposes on such securities. Certain locked-out bonds may move from being locked-out to current pay, and vice-versa, depending on the performance of the underlying collateral and the associated triggers specified in the securitization structure.

Book Value

The Company’s book value per share of common stock at June 30, 2015 was $18.31 as compared to book value per share of common stock of $19.21 at March 31, 2015.

Teleconference and Website Presentation Details:

The Company will be hosting a conference call to discuss its financial results on Thursday, August 6, 2015 at 11:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s second quarter 2015 earnings teleconference call should dial from the U.S., (877) 445-0818, or from outside the U.S., (724) 498-0351, shortly before 11:00 a.m. and reference the Apollo Residential Mortgage, Inc. Teleconference Call (number 83936090). Please note the teleconference call will be available for replay beginning at 2:00 p.m. on Thursday, August 6, 2015, and ending at midnight on Thursday, August 13, 2015. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 839360090.

Webcast:

The conference call will also be available on the Company’s website at www.apolloresidentialmortgage.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the investor relations section of the Company’s website at www.apolloresidentialmortgage.com.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $162.5 billion of assets under management at June 30, 2015.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Company claims the protections of the safe harbor for forward-looking statements contained in such sections. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe”, “expect”, “anticipate”, “estimate”, “plan”, “continue”, “intend”, “should”, “may”, or similar expressions are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: market trends in the Company’s industry, interest rates, real estate values, the debt securities markets, the U.S. housing market or the general economy or the demand for residential mortgage loans; the Company’s business and investment strategy; the Company’s operating results and potential asset performance; availability of opportunities to acquire Agency RMBS, non-Agency RMBS, residential mortgage loans and other residential mortgage assets or other real estate related assets; changes in the prepayment rates on the mortgage loans securing the Company’s RMBS management’s assumptions regarding default rates on the mortgage loans securing the Company’s non-Agency RMBS; the Company’s ability to borrow to finance its assets and the terms, including the cost, maturity and other terms, of any such borrowing; the Company’s estimates regarding taxable income, the actual amount of which is dependent on a number of factors, including, but not limited to, changes in the amount of interest income and financing costs, the method elected by the Company to accrete the market discount on non-Agency RMBS, realized losses and changes in the composition of the Company’s Agency RMBS and non-Agency RMBS portfolios that may occur during the applicable tax period, including gain or loss on any RMBS disposals; expected leverage; general volatility of the securities markets in which the Company participates; the Company’s expected portfolio and scope of the Company’s target assets; the Company’s expected investment and underwriting process; interest rate mismatches between the Company’s target assets and any borrowings used to fund such assets; changes in interest rates and the market value of the Company’s target assets; rates of default or decreased recovery rates on the Company’s assets; the degree to which the Company’s hedging strategies may or may not protect the Company from interest rate volatility and the effects of hedging instruments on the Company’s assets; the impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters affecting the Company’s business; the timing and amount of distributions to stockholders, which are declared and paid at the discretion of the Company’s board of directors and will depend on, among other things, the Company’s taxable income, the Company’s financial results and overall financial condition and liquidity; maintenance of the Company’s qualification as a real estate investment trust for U.S. Federal income tax purposes and such other factors as the Company’s board of directors deems relevant; the Company’s ability to maintain its exclusion from registration as an investment company under the Investment Company Act of 1940, as amended; availability of qualified personnel through ARM Manager, LLC; and the Company’s understanding of its competition. For a further list and description of such risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Residential Mortgage, Inc. and Subsidiaries Consolidated Balance Sheets

(in thousands – except share and per share data)

	June 30, 2015	December 31, 2014
	(Unaudited)
Assets:
Cash and cash equivalents	$113,350	$114,443
Restricted cash	77,116	69,006
RMBS, at fair value ($3,192,641 and $3,583,853 pledged as collateral, respectively)	3,423,818	3,755,632
Securitized mortgage loans transferred to consolidated VIEs at fair value	178,904	104,438
Other investment securities, at fair value ($149,801 and $34,228 pledged as collateral, respectively)	149,801	34,228
Other investments	44,089	40,561
Mortgage loans, at fair value ($0 and $13,602 pledged as collateral, respectively)	—	14,120
Investment related receivable ($131,407 and $168,705 pledged as collateral, respectively)	136,128	191,455
Interest receivable	10,389	10,455
Derivative instruments, at fair value	17,617	11,642
Other assets	1,370	2,073

Total Assets	$4,152,582	$4,348,053

Liabilities and Stockholders’ Equity
Liabilities:
Borrowings under repurchase agreements	$3,177,679	$3,402,327
Non-recourse securitized debt, at fair value	25,893	34,176
Investment related payable	134,891	76,105
Obligation to return cash held as collateral	11,366	2,546
Accrued interest payable	8,551	13,026
Derivative instruments, at fair value	8,736	8,949
Payable to related party	4,600	4,968
Dividends and dividend equivalents payable	19,192	18,305
Accounts payable, accrued expenses and other liabilities	1,549	1,699

Total Liabilities	3,392,457	3,562,101

Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference)	$69	$69
Common stock, $0.01 par value, 450,000,000 shares authorized, 32,100,609 and 32,088,045 shares issued and outstanding	321	321
Additional paid-in-capital	794,045	793,274
Accumulated deficit	(34,310)	(7,712)

Total Stockholders’ Equity	760,125	785,952

Total Liabilities and Stockholders’ Equity	$4,152,582	$4,348,053

Apollo Residential Mortgage, Inc. and Subsidiaries

Consolidated Statements of Operations (in thousands – except per share data) (Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Interest Income:
RMBS	$35,818	$35,991	$71,432	$71,816
Securitized mortgage loans	3,623	1,927	5,790	4,173
Other	2,177	223	3,691	332

Total Interest Income	41,618	38,141	80,913	76,321

Interest Expense:
Repurchase agreements	(7,901)	(7,078)	(15,366)	(13,904)
Securitized debt	(333)	(432)	(699)	(874)

Total Interest Expense	(8,234)	(7,510)	(16,065)	(14,778)

Net Interest Income	33,384	30,631	64,848	61,543

Other Income/(Loss), net:
Realized gain/(loss) on sale of RMBS, net	(4,530)	(7,072)	4,008	(18,882)
Realized gain on sale of other investment securities, net	102	—	102	—
Unrealized gain/(loss) on RMBS, net	(41,354)	51,590	(29,149)	102,237
Unrealized gain/(loss) on securitized debt	1,001	(364)	1,014	(354)
Unrealized gain/(loss) on securitized mortgage loans, net	(1,896)	2,042	466	3,096
Unrealized gain/(loss) on other investment securities	(2,649)	54	(2,678)	176
Realized and unrealized gain/(losses) on derivative instruments, net	12,463	(27,133)	(14,058)	(64,323)
Other, net	(3)	(49)	9	(31)

Other Income/(Loss), net	(36,866)	19,068	(40,286)	21,919

Operating Expenses:
General and administrative (includes ($304), ($408), ($797) and ($867) of non-cash stock based compensation, respectively)	(3,655)	(2,921)	(7,505)	(6,016)
Management fee – related party	(2,895)	(2,774)	(5,682)	(5,560)

Total Operating Expenses	(6,550)	(5,695)	(13,187)	(11,576)

Net Income/(Loss)	$(10,032)	$44,004	$11,375	$71,886

Preferred Stock Dividends Declared	(3,450)	(3,450)	(6,900)	(6,900)

Net Income/(Loss) Allocable to Common Stock and Participating Securities	$(13,482)	$40,554	$4,475	$64,986

Earnings/(Loss) per Common Share – Basic and Diluted	$(0.43)	$1.26	$0.13	$2.02

Dividends Declared per Share of Common Stock	$0.48	$0.42	$0.96	$0.82

Reconciliations of Non-GAAP Financial Measures

Included in this press release are disclosures about the Company’s “operating earnings,” “operating earnings per share of common stock,” “effective levered asset yield” and “effective net interest rate spread” which measures constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. The Company believes that the non-GAAP financial measures presented, when considered together with GAAP financial measures, provide information that is useful to investors in understanding the Company’s operating results. An analysis of any non-GAAP financial measures should be made in conjunction with results presented in accordance with GAAP.

Operating earnings and operating earnings per share of common stock presented exclude, as applicable: (i) certain realized and unrealized gains and losses recognized through earnings; (ii) non-cash equity compensation; (iii) one-time events pursuant to changes in GAAP; and (iv) certain other non-cash charges. Operating earnings is a non-GAAP financial measure that is used by the Manager to assess the Company’s business results.

While the Company has not elected hedge accounting under GAAP for its Swaps, such derivative instruments are viewed by the Company as an economic hedge against increases in future market interest rates. To present how the Company views its Swaps, the Company provides the “effective cost of funds” which is comprised of GAAP interest expense plus the interest expense component for Swaps. The interest expense component of the Company’s Swaps reflects the net interest payments made or accrued on its Swaps. The Company believes that the presentation of effective cost of funds is useful for investors as it presents the Company’s borrowing costs as viewed by management.

The Company believes that the non-GAAP measures presented provide investors and other readers of this press release with meaningful information to assess the performance of the Company’s ongoing business and believes it is useful supplemental information for both management and investors in evaluating the Company’s financial results. The primary limitation associated with operating earnings as a measure of the Company’s financial performance over any period is that such measure excludes, except for the net interest component of Swaps, the effects of net realized and unrealized gains and losses from investments and realized and unrealized gains and losses from derivative instruments. In addition, the Company’s presentation of operating earnings may not be comparable to similarly-titled measures of other companies, who may use different definitions or calculations for such term. As a result, operating earnings should not be considered as a substitute for GAAP net income as a measure of the Company’s financial performance or the Company’s liquidity under GAAP.

A reconciliation of the GAAP items discussed above to their non-GAAP measures for the three and six month periods ended June 30, 2015 and the three and six month periods ended June 30, 2014, are presented in the tables below.

(Table 7)

The following tables reconcile net income allocable to common stockholders with operating earnings for the three and six months ended June 30, 2015 and June 30, 2014, respectively:

	Three Months Ended June 30, 2015		Three Months Ended June 30, 2014
($ amounts in thousands except share and per share data)		Per Share		Per Share
Net income/(loss) allocable to common stockholders	$(13,635)	$(0.43)	$40,291	$1.26
Adjustments:
Realized loss on sale of RMBS, net	4,530	0.14	7,072	0.22
Realized (gain) on sale of other investment securities, net	(102)	—	—	—
Unrealized (gain)/loss on RMBS, net	41,354	1.29	(51,590)	(1.61)
Unrealized (gain)/loss on derivative instruments, net	(23,553)	(0.73)	14,467	0.45
Other unrealized (gain)/loss, net	3,544	0.11	(1,732)	(0.05)
Non-cash stock-based compensation expense	304	0.01	408	0.01
Realized loss on Swap and Swaption terminations, net	6,170	0.19	7,585	0.24
Tax amortization of (loss) on Swaption terminations and expirations, net	(620)	(0.02)	(48)	—
Other	—	—	68	—

Total adjustments to arrive at operating earnings	31,627	$0.99	(23,770)	(0.74)

Operating earnings	$17,992	$0.56	$16,521	$0.52

Weighted average shares of common stock	32,048		32,020

(Table 8)

	Six Months Ended June 30, 2015		Six Months Ended June 30, 2014
($ amounts in thousands except share and per share data)		Per Share		Per Share
Net income allocable to common stockholders	$4,168	$0.13	$64,570	$2.02
Adjustments:
Realized (gain)/loss on sale of RMBS, net	(4,008)	(0.13)	18,882	0.59
Realized (gain) on sale of other investment securities, net	(102)	—	—	—
Unrealized (gain)/loss on RMBS, net	29,149	0.91	(102,237)	(3.19)
Unrealized (gain)/loss on derivative instruments, net	(7,835)	(0.24)	33,185	1.04
Other unrealized (gain)/loss, net	1,198	0.04	(2,918)	(0.10)
Non-cash stock-based compensation expense	797	0.02	867	0.03
Realized loss on Swap and Swaption terminations, net	10,032	0.31	14,112	0.44
Realized loss on TBA Contracts	1,977	0.06	7,156	0.22
Tax amortization of (loss) on Swaption terminations and expirations, net	(1,058)	(0.03)	(92)	—
Other	—	—	68	—

Total adjustments to arrive at operating earnings	30,150	0.94	(30,977)	(0.97)

Operating earnings	$34,318	$1.07	$33,593	$1.05

Weighted average shares of common stock	32,047		32,018

(Table 9)

The following table details Effective Net Interest Spread and Effective Levered Asset Yield at June 30, 2015:

	Agency RMBS	Non-Agency RMBS and Other Credit Investments	Securitized Mortgage Loans	Weighted Average
Asset Yield	2.96%	6.33%	9.04%	4.60%
Interest Expense	0.38%	1.82%	2.86%	1.02%
Cost of Swaps	1.01%	—	1.58%	0.64%

Effective Net Interest Spread	1.57%	4.51%	4.60%	2.94%

Debt/Equity	9.39x	2.97x	1.96x	4.21x
Effective Levered Asset Yield	17.70%	19.72%	18.06%	16.98%